Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER REQUIRED BY RULE 13A-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James Haworth, certify that:

1.	I have reviewed this Amendment No. 2 on Form 10-K/A of Lighting Science Group Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 3, 2012	By:	/s/ James Haworth
	Name:	James Haworth
	Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)